EXHIBIT 10.13

                            AMENDMENT AGREEMENT (FOURTH)

          AMENDMENT AGREEMENT (FOURTH) entered into as of the 19th day of May, 1993, by CEDAR FAIR, L.P., a Delaware limited partnership ("Borrower"), SOCIETY NATIONAL BANK, successor by merger to Ameritrust Company National Association ("Agent" and a "Bank"), NBD BANK, N.A. and NATIONAL CITY BANK (together with the Agent, the "Banks"):

          WHEREAS, Borrower and the Banks are parties to a certain credit agreement dated as of February 23, 1990, as amended, which provides for, among other things, revolving credits to the Borrower aggregating One Hundred Million Dollars ($100,000,000) until March 31, 1995, all upon certain terms and conditions (said credit agreement, as so amended, being hereinafter referred to as the "Credit Agreement");

          WHEREAS, Borrower and the Banks now desire to further amend the Credit Agreement for the purpose of, among other things, extending the maturity date of the Commitment Period and any Revolving Credit Loans made by the Banks pursuant to their Commitments from March 31, 1995 to March 31, 1996, and making certain other amendments to the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other valuable considerations, Borrower and the Banks agree as follows:

          1. Each term used but not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

          2. The Credit Agreement is hereby amended by deleting the date "March 31, 1995" wherever it appears in the first paragraph of Subsection 3.1, and substituting in place thereof, the date "March 31, 1996".

          3.  The Credit Agreement is hereby amended by deleting subparts
          (C) and (D) from the first paragraph of Subsection 3.1, and substituting the following in place thereof:

                "(C)  $10,000,000 between May 19, 1993 and May 31, 1994,

                (D)  $7,500,000 between June 1, 1994 and May 31, 1995, and

                (E)  $5,000,000 thereafter;".



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          4.  The Credit Agreement is hereby amended by deleting the words
          "on October 31, 1993" from line 7 of the last paragraph on page 3, and substituting the words "at the end of the Commitment Period" in place thereof.

          5.  The Credit Agreement is hereby amended by deleting Subsection
          17.3 in its entirety, and substituting the following in place thereof:

                 " 17.3. "Prime Rate" shall mean that interest rate established from time to time by Agent, as Agent's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit."

          6. The Credit Agreement is hereby amended by deleting the words "Base Lending Rate" wherever they appear in the Credit Agreement and substituting the words "Prime Rate" in place thereof.

          7. The Credit Agreement is hereby amended by deleting the words "Base Lending Rate Loans" wherever they appear in the Credit Agreement and substituting the words "Prime Rate Loans" in place thereof.

          8. The Credit Agreement is hereby amended by deleting the address of the Agent on the signature page, and substituting "127 Public Square, Cleveland, Ohio 44114-1306" in place thereof.

          9. The Credit Agreement is hereby amended by deleting the date "March 31, 1995" from Subsection 17.8 and substituting in place thereof, the date "March 31, 1996".

          10. The Credit Agreement is hereby amended by deleting the date "December 31, 1995" from lines 8-9 of Subsection 17.9, and substituting in place thereof, the date "December 31, 1996".

          11.  The Credit Agreement is hereby amended by deleting subparts
          (C) and (D) from Subsection 17.15, and substituting the following in place thereof:
                 "(C)  $10,000,000 between May 19, 1993 and May 31, 1994,

                 (D)  $7,500,000 between June 1, 1994 and May 31, 1995, and

                 (E)  $5,000,000 thereafter;".

          12.  The Credit Agreement is hereby amended by deleting subparts
          (C) and (D) from Subsection 17.25, and substituting the following in place thereof:

                 "(C)  $10,000,000 between May 19, 1993 and May 31, 1994,

                 (D)  $7,500,000 between June 1, 1994 and May 31, 1995, and

                 (E)  $5,000,000 thereafter;"

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
          13. The Credit Agreement is hereby amended by deleting Exhibit A in its entirety and inserting in place thereof a new Exhibit A in the form of Exhibit A attached hereto.

          14. Concurrently with the execution of this Amendment Agreement (Fourth), Borrower shall execute and deliver to each of the Banks a Revolving Credit Note dated as of February 23, 1990 in the amount of that Bank's Commitment and being in the form and substance of Exhibit A attached hereto with the blanks appropriately filled. After receipt of such new Revolving Credit Note, each Bank will mark the Revolving Credit Note being replaced hereby "Replaced" and return the same to Borrower.

          15. Borrower agrees to pay all legal expenses reasonably incurred by the Banks and the Agent in connection with the preparation and execution of this Amendment Agreement (Fourth).

          16.  Borrower hereby represents and warrants to the Banks that
          (a) Borrower has the legal power and authority to execute and deliver this Amendment Agreement (Fourth) and the Notes; (b) the officials executing this Amendment Agreement (Fourth) and the Notes have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions thereof; (c) the execution and delivery of this Amendment Agreement (Fourth) and the Notes by Borrower and the performance and observance by Borrower of the provisions thereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; and (d) this Amendment Agreement (Fourth) and the Notes constitute a valid and binding obligation of Borrower in every respect.

          17. No Possible Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment Agreement (Fourth) by the performance or observance of any provision hereof.

          18. Each reference to the Credit Agreement that is made in the Credit Agreement or any other writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

          19. This Amendment Agreement (Fourth) may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.





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          20.  The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.

          Address:  P.O. Box 5006       CEDAR FAIR, L.P.
                    Sandusky, Ohio
                    44871-8006          By:  Cedar Fair Management Company,
                                             Managing General Partner
                                        By:  /S/Thomas W. Salamone
                                        Title:  Treasurer

          Address:  127 Public Square   SOCIETY NATIONAL BANK, individually
                    Cleveland, Ohio     and as Agent
                    44114-1306          By:  /S/Richard A. Pohle
                                        Title:  Vice President

          Address:  611 Woodward Ave.   NBD BANK, N.A.
                    Detroit, Michigan
                    48232               By:  /S/Lisa A. Ferris
                                        Title:  Vice President

          Address:  1900 East 9th St.   NATIONAL CITY BANK
                    Cleveland, Ohio
                    44114               By:  /S/W.J. Barlow McWilliams
                                        Title:  Vice President































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                                                                  EXHIBIT A
                                REVOLVING CREDIT NOTE
          $
                                                            Cleveland, Ohio
                                              Dated as of February 23, 1990

            FOR VALUE RECEIVED, the undersigned, CEDAR FAIR, L.P. (the "Borrower") promises to pay at the end of the Commitment Period to the order of
          (the "Bank") at the Main Office of Society National Bank, 127 Public Square, Cleveland, Ohio 44114-1306, the principal sum of

                                                DOLLARS

          or the aggregate unpaid principal amount of all loans evidenced by this note made by the Bank to the Borrower pursuant to subsection 3.1 of the credit agreement hereinafter referred to, whichever is less, in lawful money of the United States of America. Capitalized terms used herein shall have the meanings ascribed to them in said credit agreement.

            The Borrower promises also to pay interest on the unpaid principal amount of each loan from time to time outstanding from the date of such loan until the payment in full thereof at the rates per annum which shall be determined in accordance with the provisions of subsection 3.1 of the credit agreement. Said interest shall be payable on each date provided for in subsection 3.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

            The portions of the principal sum hereof from time to time representing Prime Rate Loans, Domestic Fixed Rate Loans, LIBOR Loans and Transaction Loans, and payments of principal of any thereof, will be shown on the grid(s) attached hereto and made a part hereof. All loans by the Bank to the Borrower pursuant to the credit agreement and all payments on account of principal hereof shall be recorded by the Bank prior to transfer hereof and endorsed on such grid(s).

            If this note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the credit agreement hereinafter referred to, the principal hereof and the unpaid interest thereon shall bear interest, from the date of such nonpayment until paid, for Prime Rate Loans, Domestic Fixed Rate Loans, LIBOR Loans and Transaction Loans at a rate per annum which shall be equal to two per cent (2%) in excess of the Prime Rate from time to time in effect. All payments of principal of and interest on this note shall be made in immediately available funds.





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
            This note is one of the Revolving Credit Notes referred to in the credit agreement dated as of the 23rd day of February, 1990, as amended, between the Borrower, the Banks named therein and Society National Bank, successor by merger to Ameritrust Company National Association, as Agent. Reference is made to such credit agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this note due prior to its stated maturity, and other terms and conditions upon which this note is issued.

            The holder hereof agrees that no recourse under or in respect of this note shall be had against any partner, shareholder of a partner or partner of a partner of Borrower by the enforcement of any assessment or by any legal or equitable proceedings, by virtue of statute or otherwise, it being expressly agreed that no personal liability whatsoever shall attach to or be incurred by the aforesaid partners, shareholders of partners or partners of partners or any of them under or by reason of this note; provided that the foregoing limitation of liability shall in no way constitute a limitation on the right of the holder of this note to enforce its remedies against Borrower's assets for the collection of amounts due and owing hereunder or under the credit agreement.

          Address:  P.O. Box 5006    CEDAR FAIR, L.P.
                    Sandusky, Ohio
                    44871-8006       By:  Cedar Fair Management Company,
                                          Managing General Partner
                                     By:
                                     Title:

























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